                                   Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS




                                                 Three Months Ended                        Nine Months Ended
                                       --------------------------------------    -------------------------------------

                                         September 28,        September 30,        September 28,       September 30,
                                             1996                  1995                1996                 1995
                                       -----------------    -----------------    -----------------    ----------------
Number of common shares
outstanding for entire period            16,274,146            14,253,107            14,933,136          14,243,610

Weighted average number of
shares issued in public
placement                                 1,592,044                                     530,681

Weighted average number of
shares issued in private
placement                                                           42,266                                   14,089

Weighted average number
of shares issued upon
conversion of convertible
notes and exercise of warrants                                                          734,735

Weighted average number of
shares issued upon exercise of
options                                       8,476                  6,264               80,969              9,300
                                       ------------      -----------------    -----------------    ----------------


Weighted average number of
common shares outstanding                17,874,666             14,301,637           16,279,521         14,266,999
                                       ============      =================    =================    ================

Net loss                               $  (672,227)      $       (510,887)    $     (2,173,435)    $    (1,054,231)
                                       ============      =================    =================    ================

Net loss per common share              $      (.04)      $           (.04)    $           (.13)    $          (.07)
                                       ============      =================    =================    ================


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